Exhibit 8.1

[JENKENS & GILCHRIST LETTERHEAD]

March 30, 2004

Wilshire Bancorp, Inc.
3200 Wilshire Blvd.
Los Angeles, California 90010

Re:
Federal Income Tax Opinion Issued to Wilshire Bancorp, Inc. and Wilshire State Bank in Connection with Proposed Merger of Interim Wilshire Bancorp, Inc. with and into Wilshire State Bank and the Filing of a Registration Statement on Form S-4 with the Securities and Exchange Commission for Wilshire Bancorp, Inc.

Ladies and Gentlemen:

        We have acted as counsel to Wilshire State Bank, a California commercial bank (the "Bank"), in connection with the merger (the "Merger") of Interim Wilshire Bancorp, Inc., a California general business corporation (the "Interim Company"), with and into the Bank with the Bank surviving as a wholly-owned subsidiary of Wilshire Bancorp, Inc. (the "Company"), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of March 26, 2004, by and between the Bank and the Interim Company, and joined in by the Company (the "Merger Agreement") and the registration of the number of shares of Company Common Stock that may be issued pursuant to the Merger Agreement, all as described in the registration statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on March            , 2004 (as thereafter amended from time to time and together with all exhibits thereto, the "Registration Statement") and in the proxy statement/prospectus to be provided to the Bank shareholders in connection with their vote on the Merger and included in such Registration Statement. Pursuant to Section 3.05 of the Merger Agreement, you have asked us to render certain opinions with respect to the federal income tax treatment of the Merger under the Internal Revenue Code of 1986, as amended (the "Code"). Except as otherwise indicated, capitalized terms used herein shall have the meanings assigned to them in the Merger Agreement.

        Set forth below are our opinions, together with the representations, assumptions and documents upon which we have relied in rendering our opinions.

        A.    Documents Reviewed

        In connection with the opinions rendered below, we have reviewed and relied upon the following documents:

          1.     the Registration Statement,

          2.     the Merger Agreement,

          3.     the Certificate of the Bank (the "Certificate"), and

          3.     such other documents as we have deemed necessary or appropriate for purposes of this opinion.

        B.    Representations

        In connection with the opinions rendered below, we have reviewed and relied upon the factual representations set forth in the Certificate.

        C.    Assumptions

        In connection with the opinions rendered below, we have assumed:

          1.     that all signatures on all documents submitted to us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are accurate, that all information submitted to us is accurate and complete, and that all persons executing and delivering originals or copies of documents examined by us are competent to execute and deliver such documents;

          2.     that the Merger and the other transactions specified in the Merger Agreement and the Registration Statement will be effected on or prior to the Closing Date and will be consummated as contemplated in the Merger Agreement and Registration Statement, without waiver of any material provision thereof; and

          3.     the Certificate executed in the form attached hereto as Exhibit "A" will be true and accurate in all material respects as of the Effective Time of the Merger.

        D.    Opinions

        Based solely upon the documents, assumptions and factual representations set forth in the Certificate, it is our opinion that:

          1.     The Merger will qualify as a "reorganization" under section 368(a) of the Code. The Bank, Company and Interim Company will each be a "party to the reorganization" within the meaning of section 368(b) of the Code;

          2.     No gain or loss will be recognized by a holder of Bank Common Stock upon the receipt of Company Common Stock solely in exchange for his or her Bank Common Stock (section 354(a)(1) of the Code);

          3.     No gain or loss will be recognized by the Bank, Company or Interim Company pursuant to the consummation of the Merger;

          4.     The basis of the Company Common Stock received by a holder of Bank Common Stock pursuant to the Merger will be the same as the basis of Bank Common Stock exchanged therefor (section 358(a)(1) of the Code);

          5.     The holding period of the Company Common Stock received by a holder of Bank Common Stock (including any fractional share interest to which that shareholder may be entitled) pursuant to the Merger will include the holding period of Bank Common Stock exchanged therefor, provided the Bank Common Stock is held as a capital asset by the holder at the Effective Time (section 1223(1) of the Code); and

          6.     Based solely upon the documents and assumptions set forth above and subject to the limitations set forth in the Registration Statement and set forth below, it is our opinion that the descriptions of the law and the legal conclusions contained in the Registration Statement under the caption "PROPOSAL 1: PROPOSED REORGANIZATION INTO A BANK HOLDING COMPANY—Material United States Federal Income Tax Consequences" are correct in all material respects and that the discussion thereunder represents an accurate summary of the United States federal income tax consequences of the Merger that are material to the United States stockholders of the Bank.

        E.    Limitations

          1.     Except as otherwise indicated, the opinions contained in this letter are based upon the Code and its legislative history, the Treasury regulations promulgated thereunder (the "Regulations"), judicial decisions, and current administrative rulings and practices of the Internal Revenue Service, all as in effect on the date of this letter. These authorities may be amended or revoked at any time. Any such changes may or may not be retroactive with respect to transactions entered into or contemplated prior to the effective date thereof and could significantly alter the conclusions reached in this letter. There is no assurance that legislative, judicial, or administrative changes will not occur in the future. We assume no obligation to update or modify this letter to reflect any developments that may occur after the date of this letter.

          2.     The opinions expressed herein represent counsel's best legal judgment and are not binding upon the Internal Revenue Service or the courts and are dependent upon the accuracy and completeness of the documents we have reviewed under the circumstances, the assumptions made and the factual representations contained in the Certificate. To the extent that any of the factual representations provided to us in the Certificate are with respect to matters set forth in the Code or the Regulations, we have reviewed with the individuals making such factual representations the relevant portions of the Code and the applicable Regulations and are reasonably satisfied that such individuals understand such provisions and are capable of making such factual representations. We have made no independent investigation of the facts contained in the documents and assumptions set forth above or the factual representations set forth in the Certificate. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts or documents in a material way. Any material inaccuracy or incompleteness in these documents, assumptions or factual representations (whether made by either the Bank, the Interim Company, or the Company) could adversely affect the opinions stated herein.

          3.     No opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Merger Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Merger Agreement.

          4.     This opinion letter is issued to you solely for use in connection with the Merger Agreement and no other person or entity may rely hereon without our express written consent. This opinion letter may be filed as an exhibit to the Registration Statement. Furthermore, we consent to the reference Jenkens & Gilchrist, a Professional Corporation, under the captions "PROPOSAL 1: PROPOSED REORGANIZATION INTO A BANK HOLDING COMPANY—Material United States Federal Income Tax Consequences" and "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

                      Very truly yours,

                      JENKENS & GILCHRIST,
                      a Professional Corporation